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                                                                    EXHIBIT 11.1




                    FIDUCIARY CAPITAL PENSION PARTNERS, L.P.


                         STATEMENT OF COMPUTATION OF NET
                          INVESTMENT INCOME PER LIMITED
                                PARTNERSHIP UNIT
               FOR THE THREE MONTHS ENDED MARCH 31, 2001 AND 2000


                                                2001              2000
                                              ---------        ---------

Net Investment Loss                           $ (41,546)       $ (62,635)

Percentage Allocable to Limited Partners            100%             100%
                                              ---------        ---------

Net Investment Loss Allocable
   to Limited Partners                        $ (41,546)       $ (62,635)
                                              =========        =========

Weighted Average Number of Limited
   Partnership Units Outstanding                805,741          869,796
                                              =========        =========

Net Investment Loss Per Limited
   Partnership Unit                           $   (0.05)       $   (0.07)
                                              =========        =========